Press Release For immediate release Jordan Krugman, Investor Relations Graham Galt, Media Relations 404-439-4605 404-439-3070

Invesco Reports Results for Three Months Ended September 30, 2013

Total net inflows of $9.1 billion in Q3 2013
Adjusted operating margin improved to 40.2%
Adjusted diluted EPS of $0.55
$1.5 billion of additional share repurchases authorized by the Board

Atlanta, October 31, 2013 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended September 30, 2013.

“By delivering consistent, long-term investment performance to our clients, we saw strong, total net inflows of $9.1 billion across a broad range of capabilities during the third quarter,” said Martin L. Flanagan, president and CEO of Invesco. “The broad diversity of flows and strong investment performance during the quarter further contributed to the firm’s operating margin of 40.2% - an increase of 5.7 percentage points from a year ago.”

	Q3-13		Q2-13		Q3-13 vs. Q2-13	Q3-12		Q3-13 vs. Q3-12
Adjusted Financial Measures(1, 2)
Net revenues	$816.4	m	$790.3	m	3.3%	$708.2	m	15.3%
Operating income	$328.1	m	$310.6	m	5.6%	$244.3	m	34.3%
Operating margin	40.2%		39.3%			34.5%
Net income attributable to common shareholders	$246.0	m	$223.7	m	10.0%	$182.7	m	34.6%
Diluted EPS	$0.55		$0.50		10.0%	$0.40		37.5%

U.S. GAAP Financial Measures
Operating revenues(2)	$1,171.8	m	$1,135.5	m	3.2%	$1,013.9	m	15.6%
Operating income(2)	$286.0	m	$273.9	m	4.4%	$210.9	m	35.6%
Operating margin(2)	24.4%		24.1%			20.8%
Net income attributable to common shareholders	$228.1	m	$202.6	m	12.6%	$170.6	m	33.7%
Diluted EPS	$0.51		$0.45		13.3%	$0.38		34.2%

Assets Under Management(2)
Ending AUM	$745.5	bn	$705.6	bn	5.7%	$663.0	bn	12.4%
Average AUM	$729.4	bn	$719.8	bn	1.3%	$648.5	bn	12.5%

(1)
The adjusted financial measures are all non-GAAP financial measures. See the information on pages 10 through 12 for a reconciliation to their most directly comparable U.S. GAAP measures and the notes beginning on page 19 for other important disclosures.

(2)
The company has adopted a discontinued operations presentation for the Atlantic Trust Private Wealth Management business. Amounts presented represent continuing operations and exclude Atlantic Trust Private Wealth Management. Prior period amounts have been reclassified to conform with this presentation.

Assets Under Management

Total assets under management (AUM) at September 30, 2013, were $745.5 billion (June 30, 2013: $705.6 billion), an increase of $39.9 billion during the third quarter. Total net inflows were $9.1 billion for the third quarter, as detailed below:

Summary of net flows (in billions)	Q3-13	Q2-13	Q3-12
Active	$4.8	$0.1	$3.3
Passive	0.2	1.3	5.2
Long-term net flows	5.0	1.4	8.5
Invesco PowerShares QQQ	0.8	0.7	0.6
Money market	3.3	(0.7)	2.3
Total net flows	$9.1	$1.4	$11.4

Net market gains led to a $22.4 billion increase in AUM during the third quarter, compared to a $1.3 billion decrease in the second quarter 2013. Foreign exchange rate movements led to an $8.4 billion increase in AUM during the third quarter, compared to a $2.2 billion decrease in the second quarter 2013.

Average AUM during the third quarter were $729.4 billion, compared to $719.8 billion for the second quarter 2013, an increase of 1.3%. All AUM amounts quoted above exclude the AUM of the discontinued operation. Further analysis is included in the supplementary schedules to this release.

Recent Developments

On October 15, 2013 the company announced that the Head of U.K. Equities, Neil Woodford, will be leaving on April 29, 2014. Mr. Woodford will remain responsible for all funds for which he is the named manager through a transition period during the six months prior to his departure. At the end of the transition, Mark Barnett will succeed Mr. Woodford as Head of U.K. Equities.

Earnings Summary

The company is presenting both U.S. GAAP earnings information and non-GAAP earnings information in this release. As described more fully in the Form 10-K for the year ended December 31, 2012, the company believes that the additional disclosure of non-GAAP earnings provides further transparency into the business and allows more appropriate comparisons with our industry peers. Management uses these non-GAAP performance measures to evaluate the business, and they are consistent with internal management reporting.

U.S. GAAP earnings information reflects the presentation of Atlantic Trust Private Wealth Management ("Atlantic Trust") as a discontinued operation. Non-GAAP earnings information excludes the discontinued operation from both current and prior periods.

Non-GAAP Earnings

This section discusses the company's third quarter 2013 non-GAAP financial results, as compared to the second quarter 2013. The phrase “as adjusted” is used in the following earnings discussion to identify non-GAAP information, together with the non-GAAP financial measures of net revenues, adjusted operating margin, adjusted net income attributable to common shareholders and adjusted diluted EPS. The most directly comparable U.S. GAAP items are reconciled to these non-GAAP items on pages 10 through 12 of this release.

Net revenues increased by $26.1 million (3.3%) to $816.4 million in the third quarter, from $790.3 million in the second quarter 2013. The change was principally due to increases in investment management fees. Foreign exchange rate changes increased third quarter net revenues by $4.9 million when compared to the second quarter 2013.

Investment management fees, as adjusted, increased $32.8 million (3.6%) to $938.0 million in the third quarter, from $905.2 million in the second quarter 2013. The increase reflects the higher average AUM together with increasing revenue yields as the average AUM weighting moved towards higher fee-earning asset classes. Foreign exchange rate changes increased third quarter management fees by $6.4 million when compared to second quarter 2013.

Service and distribution fees, as adjusted, increased $5.0 million (2.3%) to $220.7 million in the third quarter, from $215.7 million in the second quarter 2013, also reflecting the higher average AUM. Foreign exchange rate changes increased third quarter service and distribution fees by $0.5 million when compared to second quarter 2013.

Performance fees, as adjusted, were $8.5 million in the third quarter, compared to $9.0 million in the second quarter 2013. Foreign exchange rate changes had no impact on performance fees in the third quarter when compared to the second quarter 2013.

Other revenues, as adjusted, increased by $4.2 million (14.5%) to $33.1 million in the third quarter, compared to $28.9 million in the second quarter 2013, due to increased transaction fees from real estate fund activities. Foreign exchange rate changes increased third quarter other revenues by $0.1 million, when compared to second quarter 2013.

Third-party distribution, service and advisory expenses, as adjusted, increased by $15.4 million (4.2%) to $383.9 million in the third quarter from $368.5 million in the second quarter 2013, increasing with higher related retail management fees and service and distribution fees. Foreign exchange rate changes increased the third quarter third-party distribution, services and advisory expenses by $2.1 million.

Total operating expenses, as adjusted, increased by $8.6 million (1.8%) to $488.3 million in the third quarter, from $479.7 million in the second quarter 2013. Foreign exchange rate changes increased operating expenses, as adjusted, by $1.4 million when compared to the second quarter 2013.

Employee compensation expenses, as adjusted, increased by $5.6 million (1.7%) to $328.3 million in the third quarter, from $322.7 million in the second quarter 2013. The increase reflected higher variable compensation expense that was partly offset by lower sales commissions, seasonally lower payroll tax and retirement costs, and a full quarter of staff cost reductions associated with the transfer of our European transfer agency processes to a third party provider. Foreign exchange rate changes increased third quarter employee compensation expenses by $0.8 million when compared to the second quarter 2013.

Marketing expenses, as adjusted, decreased by $0.8 million (3.3%) to $23.5 million in the third quarter, from $24.3 million in the second quarter 2013. Foreign exchange rate changes increased third quarter marketing expenses by $0.1 million when compared to the second quarter 2013.

Property, office and technology expenses, as adjusted, increased $4.3 million (6.3%) to $72.7 million in the third quarter, from $68.4 million in the second quarter 2013, with the third quarter including a full quarter of additional expense from the outsourcing of our European transfer agency processes together with increased technology systems investment expenses. Foreign exchange rate changes increased third quarter property, office and technology expenses by $0.2 million when compared to the second quarter 2013.

General and administrative expenses, as adjusted, decreased $0.5 million (0.8%) to $63.8 million in the third quarter, from $64.3 million in the second quarter 2013. Foreign exchange rate changes increased third quarter general and administrative expenses by $0.3 million when compared to the second quarter 2013.

Non-operating other income and expenses, as adjusted, included equity in earnings from investments of $7.5 million in the third quarter, compared to $3.6 million in the second quarter 2013. Other gains and losses, net in the third quarter were a gain of $5.8 million compared to a second quarter 2013 loss of $0.7 million. The third quarter included a realized co-investment gain following the liquidation of a CLO product during the quarter. Interest expense, as adjusted, decreased $0.3 million (3.0%) to $9.7 million in the third quarter, from $10.0 million in the second quarter 2013, reflecting lower average borrowings on the credit facility.

The effective tax rate decreased to 26.6% for the third quarter, from 27.1% for the second quarter 2013. The second quarter incorporated a change in the mix of income before tax, reflecting a higher proportion from the U.S. and Continental Europe.

U.S. GAAP Earnings

As previously announced, the company has entered into a definitive agreement to sell Atlantic Trust to Canadian Imperial Bank of Commerce (CIBC). The transaction is expected to close, subject to regulatory approval, in the fourth quarter of 2013. Atlantic Trust has been classified in the balance sheet as held for sale and is reflected in the income statement as a discontinued operation for all periods presented. As of September 30, 2013, Atlantic Trust total AUM were $22.8 billion. A net loss of $1.4 million was recorded in the third quarter attributable to the discontinued operation, compared to a net loss of $4.6 million in the second quarter 2013. During the three months ended September 30, 2013, Atlantic Trust incurred costs of $10.1 million before tax ($6.5 million after tax) related to the pending transaction, as well as costs related to unauthorized personal transactions of a former employee of Atlantic Trust. This compares to incurred costs of $13.9 million before tax ($8.9 million after tax) during the three months ended June 30, 2013. The commentary below relates to U.S GAAP earnings from continuing operations.

Operating revenues increased 3.2% to $1,171.8 million in the third quarter, from $1,135.5 million in the second quarter 2013. Operating expenses increased by 2.8% to $885.8 million in the third quarter, from $861.6 million in the second quarter 2013.

Operating expenses for the third quarter included $0.5 million of European infrastructure transformational initiative expenses, compared to $3.3 million for the second quarter.

The effective tax rate on continuing operations declined to 27.1% for the third quarter, from 28.6% for the second quarter 2013. The impact of the inclusion of non-controlling interests in consolidated investment products (CIP) reduced our effective tax rate by 1.7 percentage points for the third quarter, compared to a reduction of 0.1 percentage points on our effective tax rate for the second quarter.

Balance Sheet and Cash Flow Statement Presentation

The company is presenting in this release both a U.S. GAAP balance sheet and balance sheet information excluding CIP, along with a U.S. GAAP statement of cash flows and cash flow statement information excluding CIP. The information presented excluding CIP is a non-GAAP presentation. Balance sheet and cash flow statement information before and after the consolidation of investment products are reconciled on pages 15 and 18, respectively.

The company believes that, by excluding the consolidation of investment products, the non-GAAP balance sheet and cash flow statement information provides a more representative presentation of our financial risks and the company's cash and debt positions, allowing more appropriate comparisons with our industry peers. Management uses these non-GAAP presentations to evaluate the business, and the presentations are consistent with internal management reporting. As demonstrated by the selected balance sheet data that follows, inclusion of the long-term debt of CIP within liquidity measures, such as debt-to-equity ratios, causes the company to appear to be significantly more indebted than is actually the case.

Balance Sheets and Capital Management

Selected balance sheet information is reflected in the table below:

	Excluding CIP (Non-GAAP)(1)		Including CIP (U.S. GAAP)
	September 30, 2013	December 31, 2012	September 30, 2013	December 31, 2012
$ in millions
Cash and cash equivalents	$1,174.5	$835.5	$1,174.5	$835.5
Investments of CIP	—	—	4,514.6	4,550.6
Total assets(1)	$13,824.2	$12,640.9	$18,763.5	$17,492.4

Long-term debt	1,387.6	1,186.0	1,387.6	1,186.0
Debt of CIP	—	—	4,003.1	3,899.4
Long-term debt / Long-term debt plus CIP debt	$1,387.6	$1,186.0	$5,390.7	$5,085.4

Total liabilities(1)	$5,390.0	$4,448.6	$9,644.1	$8,443.4

Total equity(1)	$8,434.2	$8,192.3	$9,119.4	$9,049.0

Debt/Equity % (1) (2)	16.5%	14.5%	59.1%	56.2%

(1)
The balance sheet line items excluding CIP are non-GAAP financial measures. See the reconciliation information on page 15 for a fully expanded balance sheet before and after the consolidation of investment products.

(2)
The debt/equity ratio excluding CIP is a non-GAAP financial measure. The debt/equity ratio is calculated as long-term debt divided by total equity for the balance sheet excluding CIP and long-term debt plus debt of CIP divided by total equity for the balance sheet including CIP.

As of September 30, 2013, the company's cash and cash equivalents were $1,174.5 million, with long-term debt of $1,387.6 million. The credit facility balance was $788.0 million at September 30, 2013, compared to $846.0 million at June 30, 2013 and $586.5 million at December 31, 2012.

During the third quarter the company did not repurchase any of its common shares on the open market. On October 11, 2013, the company's board of directors authorized an additional $1.5 billion for the existing share repurchase program with no stated expiration date.

Dividends paid in the third quarter were $100.8 million. Today the company is announcing a third-quarter cash dividend of 22.5 cents per share to holders of common shares. The dividend is payable on December 9, 2013, to shareholders of record at the close of business on November 19, 2013, with an ex-dividend date of November 15, 2013.

Headcount

As of September 30, 2013, on a continuing operations basis, the company had 5,864 employees, compared to 5,818 employees as of June 30, 2013. The company had 6,115 employees, compared to 6,056 employees as of June 30, 2013, including employees of Atlantic Trust.

# # #

Invesco Ltd. is a leading independent global investment management firm, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our clients around the world. Operating in more than 20 countries, the firm is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, Thursday, October 31, 2013, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-617-1526 for U.S. and Canadian callers or 1-210-795-0624 for international callers. An audio replay of the conference call will be available until Thursday, November 14, 2013 at 5:00 p.m. ET by calling 1-866-515-1613 for U.S. and Canadian callers or 1-203-369-2023 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com.
# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q3-13	Q2-13	% Change	Q3-12	% Change
Adjusted revenues:
Investment management fees	$938.0	$905.2	3.6%	$812.5	15.4%
Service and distribution fees	220.7	215.7	2.3%	196.0	12.6%
Performance fees	8.5	9.0	(5.6)%	3.4	150.0%
Other	33.1	28.9	14.5%	24.4	35.7%
Third-party distribution, service and advisory	(383.9)	(368.5)	4.2%	(328.1)	17.0%
Net revenues	816.4	790.3	3.3%	708.2	15.3%

Adjusted operating expenses:
Employee compensation	328.3	322.7	1.7%	312.0	5.2%
Marketing	23.5	24.3	(3.3)%	26.4	(11.0)%
Property, office and technology	72.7	68.4	6.3%	66.3	9.7%
General and administrative	63.8	64.3	(0.8)%	59.2	7.8%
Total adjusted operating expenses	488.3	479.7	1.8%	463.9	5.3%

Adjusted operating income	328.1	310.6	5.6%	244.3	34.3%

Adjusted other income/(expense):
Equity in earnings of unconsolidated affiliates	7.5	3.6	108.3%	1.6	N/A
Interest and dividend income	3.3	3.4	(2.9)%	5.0	(34.0)%
Interest expense	(9.7)	(10.0)	(3.0)%	(12.6)	(23.0)%
Other gains and losses, net	5.8	(0.7)	N/A	9.5	(38.9)%
Adjusted income before income taxes	335.0	306.9	9.2%	247.8	35.2%
Adjusted income tax provision	(89.0)	(83.2)	7.0%	(65.1)	36.7%
Adjusted net income	246.0	223.7	10.0%	182.7	34.6%
Adjusted net (income)/loss attributable to noncontrolling interests in consolidated entities	—	—	N/A	—	N/A
Adjusted net income attributable to common shareholders	$246.0	$223.7	10.0%	$182.7	34.6%

Adjusted diluted EPS	$0.55	$0.50	10.0%	$0.40	37.5%
Average diluted shares outstanding	448.8	450.1	(0.3)%	452.8	(0.9)%

Ending headcount	5,864	5,818	0.8%	5,861	0.1%
Ending AUM (in billions)	$745.5	$705.6	5.7%	$663.0	12.4%
Average AUM (in billions)	$729.4	$719.8	1.3%	$648.5	12.5%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q3-13	Q2-13	% Change	Q3-12	% Change
Operating revenues:
Investment management fees	$914.4	$885.5	3.3%	$790.6	15.7%
Service and distribution fees	220.7	215.7	2.3%	196.0	12.6%
Performance fees	5.1	6.0	(15.0)%	3.0	70.0%
Other	31.6	28.3	11.7%	24.3	30.0%
Total operating revenues	1,171.8	1,135.5	3.2%	1,013.9	15.6%

Operating expenses:
Employee compensation	330.3	324.1	1.9%	315.2	4.8%
Third-party distribution, service and advisory	380.9	366.0	4.1%	326.2	16.8%
Marketing	22.6	23.8	(5.0)%	26.3	(14.1)%
Property, office and technology	71.9	68.6	4.8%	66.1	8.8%
General and administrative	80.1	77.3	3.6%	66.2	21.0%
Transaction and integration	—	1.8	N/A	3.0	N/A
Total operating expenses	885.8	861.6	2.8%	803.0	10.3%

Operating income	286.0	273.9	4.4%	210.9	35.6%

Other income/(expense):
Equity in earnings of unconsolidated affiliates	10.3	6.9	49.3%	5.2	98.1%
Interest and dividend income	2.5	2.1	19.0%	2.5	—%
Interest expense	(9.7)	(10.0)	(3.0)%	(12.6)	(23.0)%
Other gains and losses, net	2.7	0.4	N/A	18.4	(85.3)%
Consolidated investment products (CIP):
Interest income of CIP	46.5	50.7	(8.3)%	68.7	(32.3)%
Interest expense of CIP	(33.5)	(30.6)	9.5%	(41.9)	(20.0)%
Other gains/(losses) of CIP, net	38.2	(1.6)	N/A	(25.2)	N/A
Income from continuing operations before income taxes	343.0	291.8	17.5%	226.0	51.8%
Income tax provision	(92.9)	(83.5)	11.3%	(72.3)	28.5%
Income from continuing operations, net of income taxes	250.1	208.3	20.1%	153.7	62.7%
Income/(loss) from discontinued operations, net of taxes	(1.4)	(4.6)	(69.6)%	3.2	N/A
Net income	248.7	203.7	22.1%	156.9	58.5%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(20.6)	(1.1)	N/A	13.7	N/A
Net income attributable to common shareholders	$228.1	$202.6	12.6%	$170.6	33.7%

Earnings per share:
---Basic EPS from continuing operations	$0.51	$0.46	10.9%	$0.37	37.8%
---Basic EPS from discontinued operations	—	($0.01)	N/A	$0.01	N/A
---Total basic	$0.51	$0.45	13.3%	$0.38	34.2%

---Diluted EPS from continuing operations	$0.51	$0.46	10.9%	$0.37	37.8%
---Diluted EPS from discontinued operations	—	($0.01)	N/A	$0.01	N/A
---Total diluted	$0.51	$0.45	13.3%	$0.38	34.2%

Average shares outstanding:
---basic	447.9	449.1	(0.3)%	451.3	(0.8)%
---diluted	448.8	450.1	(0.3)%	452.8	(0.9)%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Nine months ended September 30,
	2013	2012	% Change
Operating revenues:
Investment management fees	$2,644.5	$2,309.6	14.5%
Service and distribution fees	642.7	572.1	12.3%
Performance fees	47.2	39.0	21.0%
Other	85.1	83.0	2.5%
Total operating revenues	3,419.5	3,003.7	13.8%

Operating expenses:
Employee compensation	995.9	906.0	9.9%
Third-party distribution, service and advisory	1,093.0	958.2	14.1%
Marketing	68.6	79.1	(13.3)%
Property, office and technology	207.0	195.0	6.2%
General and administrative	224.9	222.7	1.0%
Transaction and integration	3.2	5.6	(42.9)%
Total operating expenses	2,592.6	2,366.6	9.5%

Operating income	826.9	637.1	29.8%

Other income/(expense):
Equity in earnings of unconsolidated affiliates	25.3	21.8	16.1%
Interest and dividend income	6.8	7.1	(4.2)%
Interest expense	(29.4)	(39.6)	(25.8)%
Other gains and losses, net	20.8	29.3	(29.0)%
Consolidated investment products (CIP):
Interest income of CIP	147.5	206.4	(28.5)%
Interest expense of CIP	(96.8)	(134.4)	(28.0)%
Other gains/(losses) of CIP, net	15.5	(69.9)	N/A
Income from continuing operations before income taxes	916.6	657.8	39.3%
Income tax provision	(262.7)	(205.8)	27.6%
Income from continuing operations, net of income taxes	653.9	452.0	44.7%
Income/(loss) from discontinued operations, net of taxes	(1.9)	7.3	N/A
Net income	652.0	459.3	42.0%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	0.9	59.1	(98.5)%
Net income attributable to common shareholders	$652.9	$518.4	25.9%

Earnings per share:
---Basic EPS from continuing operations	$1.46	$1.13	29.2%
---Basic EPS from discontinued operations	—	$0.02	N/A
---Total basic	$1.46	$1.14	28.1%

---Diluted EPS from continuing operations	$1.46	$1.12	30.4%
---Diluted EPS from discontinued operations	—	$0.02	N/A
---Total diluted	$1.45	$1.14	27.2%

Average shares outstanding:
---basic	448.3	453.1	(1.1)%
---diluted	449.4	454.6	(1.1)%

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended September 30, 2013

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$914.4	$15.0	$—	$—	$—	$8.6	$—	$938.0
Service and distribution fees	220.7	—	—	—	—	—	—	220.7
Performance fees	5.1	—	—	—	—	3.4	—	8.5
Other	31.6	1.5	—	—	—	—	—	33.1
Third-party distribution, service and advisory	—	(3.0)	(380.9)	—	—	—	—	(383.9)
Total operating revenues reconciled to net revenues	1,171.8	13.5	(380.9)	—	—	12.0	—	816.4
Operating expenses:
Employee compensation	330.3	4.2	—	—	(6.5)	—	0.3	328.3
Third-party distribution, service and advisory	380.9	—	(380.9)	—	—	—	—	—
Marketing	22.6	0.9	—	—	—	—	—	23.5
Property, office and technology	71.9	0.9	—	—	—	—	(0.1)	72.7
General and administrative	80.1	1.2	—	(3.8)	—	(13.0)	(0.7)	63.8
Transaction and integration	—	—	—	—	—	—	—	—
Total operating expenses	885.8	7.2	(380.9)	(3.8)	(6.5)	(13.0)	(0.5)	488.3
Operating income reconciled to adjusted operating income	286.0	6.3	—	3.8	6.5	25.0	0.5	328.1
Other income/(expense):
Equity in earnings of unconsolidated affiliates	10.3	(5.0)	—	—	—	2.2	—	7.5
Interest and dividend income	2.5	0.8	—	—	(1.0)	1.0	—	3.3
Interest expense	(9.7)	—	—	—	—	—	—	(9.7)
Other gains and losses, net	2.7	—	—	—	(9.2)	11.8	0.5	5.8
CIP:
Interest income of CIP	46.5	—	—	—	—	(46.5)	—	—
Interest expense of CIP	(33.5)	—	—	—	—	33.5	—	—
Other gains/(losses) of CIP, net	38.2	—	—	—	—	(38.2)	—	—
Income from continuing operations before income taxes	343.0	2.1	—	3.8	(3.7)	(11.2)	1.0	335.0
Income tax provision	(92.9)	(2.1)	—	5.0	1.2	—	(0.2)	(89.0)
Income from continuing operations, net of income taxes	250.1	—	—	8.8	(2.5)	(11.2)	0.8	246.0
Loss from discontinued operations, net of taxes	(1.4)	—	—	1.4	—	—	—	—
Net income	248.7	—	—	10.2	(2.5)	(11.2)	0.8	246.0
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(20.6)	—	—	—	—	20.6	—	—
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$228.1	$—	$—	$10.2	($2.5)	$9.4	$0.8	$246.0

Operating margin	24.4%				Adjusted operating margin			40.2%

Average diluted shares outstanding	448.8				Average diluted shares outstanding			448.8

Diluted EPS from continuing operations	$0.51					Adjusted diluted EPS		$0.55
Diluted EPS from discontinued operations	—
Diluted EPS	$0.51
See pages 19 through 21 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended June 30, 2013

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$885.5	$13.3	$—	$—	$—	$6.4	$—	$905.2
Service and distribution fees	215.7	—	—	—	—	—	—	215.7
Performance fees	6.0	—	—	—	—	3.0	—	9.0
Other	28.3	1.0	—	—	—	(0.4)	—	28.9
Third-party distribution, service and advisory	—	(2.5)	(366.0)	—	—	—	—	(368.5)
Total operating revenues reconciled to net revenues	1,135.5	11.8	(366.0)	—	—	9.0	—	790.3
Operating expenses:
Employee compensation	324.1	2.5	—	—	(3.0)	—	(0.9)	322.7
Third-party distribution, service and advisory	366.0	—	(366.0)	—	—	—	—	—
Marketing	23.8	0.6	—	—	—	—	(0.1)	24.3
Property, office and technology	68.6	0.9	—	—	—	—	(1.1)	68.4
General and administrative	77.3	1.3	—	(3.8)	—	(9.3)	(1.2)	64.3
Transaction and integration	1.8	—	—	(1.8)	—	—	—	—
Total operating expenses	861.6	5.3	(366.0)	(5.6)	(3.0)	(9.3)	(3.3)	479.7
Operating income reconciled to adjusted operating income	273.9	6.5	—	5.6	3.0	18.3	3.3	310.6
Other income/(expense):
Equity in earnings of unconsolidated affiliates	6.9	(4.1)	—	—	—	0.8	—	3.6
Interest and dividend income	2.1	0.6	—	—	(1.1)	1.8	—	3.4
Interest expense	(10.0)	—	—	—	—	—	—	(10.0)
Other gains and losses, net	0.4	—	—	—	(0.5)	—	(0.6)	(0.7)
CIP:
Interest income of CIP	50.7	—	—	—	—	(50.7)	—	—
Interest expense of CIP	(30.6)	—	—	—	—	30.6	—	—
Other gains/(losses) of CIP, net	(1.6)	—	—	—	—	1.6	—	—
Income from continuing operations before income taxes	291.8	3.0	—	5.6	1.4	2.4	2.7	306.9
Income tax provision	(83.5)	(3.0)	—	4.2	(0.4)	—	(0.5)	(83.2)
Income from continuing operations, net of income taxes	208.3	—	—	9.8	1.0	2.4	2.2	223.7
Loss from discontinued operations, net of taxes	(4.6)	—	—	4.6	—	—	—	—
Net income	203.7	—	—	14.4	1.0	2.4	2.2	223.7
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(1.1)	—	—	—	—	1.1	—	—
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$202.6	$—	$—	$14.4	$1.0	$3.5	$2.2	$223.7

Operating margin	24.1%				Adjusted operating margin			39.3%

Average diluted shares outstanding	450.1				Average diluted shares outstanding			450.1

Diluted EPS form continuing operations	$0.46					Adjusted diluted EPS		$0.50
Diluted EPS from discontinued operations	($0.01)
Diluted EPS	$0.45
See pages 19 through 21 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended September 30, 2012

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$790.6	$10.8	$—	$—	$—	$11.1	$—	$812.5
Service and distribution fees	196.0	—	—	—	—	—	—	196.0
Performance fees	3.0	—	—	—	—	0.4	—	3.4
Other	24.3	0.1	—	—	—	—	—	24.4
Third-party distribution, service and advisory	—	(1.9)	(326.2)	—	—	—	—	(328.1)
Total operating revenues reconciled to net revenues	1,013.9	9.0	(326.2)	—	—	11.5	—	708.2
Operating expenses:
Employee compensation	315.2	2.8	—	—	(4.7)	—	(1.3)	312.0
Third-party distribution, service and advisory	326.2	—	(326.2)	—	—	—	—	—
Marketing	26.3	0.7	—	—	—	—	(0.6)	26.4
Property, office and technology	66.1	0.9	—	—	—	—	(0.7)	66.3
General and administrative	66.2	1.0	—	(4.3)	—	(2.3)	(1.4)	59.2
Transaction and integration	3.0	—	—	(3.0)	—	—	—	—
Total operating expenses	803.0	5.4	(326.2)	(7.3)	(4.7)	(2.3)	(4.0)	463.9
Operating income reconciled to adjusted operating income	210.9	3.6	—	7.3	4.7	13.8	4.0	244.3
Other income/(expense):
Equity in earnings of unconsolidated affiliates	5.2	(4.1)	—	—	—	0.5	—	1.6
Interest and dividend income	2.5	0.5	—	—	(1.4)	3.4	—	5.0
Interest expense	(12.6)	—	—	—	—	—	—	(12.6)
Other gains and losses, net	18.4	—	—	(8.3)	(9.7)	8.7	0.4	9.5
CIP:
Interest income of CIP	68.7	—	—	—	—	(68.7)	—	—
Interest expense of CIP	(41.9)	—	—	—	—	41.9	—	—
Other gains/(losses) of CIP, net	(25.2)	—	—	—	—	25.2	—	—
Income from continuing operations before income taxes	226.0	—	—	(1.0)	(6.4)	24.8	4.4	247.8
Income tax provision	(72.3)	—	—	6.1	1.9	—	(0.8)	(65.1)
Income from continuing operations, net of income taxes	153.7	—	—	5.1	(4.5)	24.8	3.6	182.7
Income from discontinued operations, net of taxes	3.2	—	—	(3.2)	—	—	—	—
Net income	156.9	—	—	1.9	(4.5)	24.8	3.6	182.7
Net (income)/loss attributable to noncontrolling interests in consolidated entities	13.7	—	—	—	—	(13.7)	—	—
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$170.6	$—	$—	$1.9	($4.5)	$11.1	$3.6	$182.7

Operating margin	20.8%				Adjusted operating margin			34.5%

Average diluted shares outstanding	452.8				Average diluted shares outstanding			452.8

Diluted EPS form continuing operations	$0.37				Adjusted diluted EPS			$0.40
Diluted EPS from discontinued operations	$0.01
Diluted EPS	$0.38
See pages 19 through 21 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Balance Sheet Information Excluding CIP
(a non-GAAP presentation, unaudited, in millions)

	September 30, 2013	December 31, 2012
ADJUSTED ASSETS
Cash and cash equivalents	$1,174.5	$835.5
Unsettled fund receivables	1,003.1	550.1
Accounts receivable	480.3	453.8
Investments	782.8	677.3
Assets of consolidated sponsored investment products (CSIP)	94.3	—
Assets held for policyholders	1,449.0	1,153.6
Prepaid assets	111.4	99.9
Assets held for sale	106.7	—
Other assets	107.6	146.8
Deferred tax asset, net	10.9	38.4
Property and equipment, net	336.4	349.6
Intangible assets, net	1,268.6	1,287.7
Goodwill	6,898.6	7,048.2
Total adjusted assets	$13,824.2	$12,640.9

ADJUSTED LIABILITIES
Accrued compensation and benefits	$565.5	$609.8
Accounts payable and accrued expenses	660.3	635.3
Policyholder payables	1,449.0	1,153.6
Unsettled fund payables	993.8	552.5
Long-term debt	1,387.6	1,186.0
Deferred tax liabilities, net	333.8	311.4
Total adjusted liabilities	5,390.0	4,448.6

ADJUSTED EQUITY
Equity attributable to common shareholders:
Common shares	98.1	98.1
Additional paid-in-capital	6,080.1	6,141.0
Treasury shares	(1,363.5)	(1,382.9)
Retained earnings	3,163.7	2,780.1
Accumulated other comprehensive income, net of tax	446.0	551.4
Total adjusted equity attributable to common shareholders	8,424.4	8,187.7
Adjusted equity attributable to nonredeemable noncontrolling interests in consolidated entities	9.8	4.6
Total adjusted equity	8,434.2	8,192.3
Total adjusted liabilities and equity	$13,824.2	$12,640.9

Invesco Ltd.
U.S. GAAP Condensed Consolidated Balance Sheets
(Unaudited, in millions)

	September 30, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$1,174.5	$835.5
Unsettled fund receivables	1,003.1	550.1
Accounts receivable	475.6	449.4
Investments	705.0	610.7
Assets of consolidated sponsored investment products (CSIP)	94.3	—
Assets of consolidated investment products (CIP):
Cash and cash equivalents of CIP	445.0	287.8
Accounts receivable of CIP	62.2	84.1
Investments of CIP	4,514.6	4,550.6
Assets held for policyholders	1,449.0	1,153.6
Prepaid assets	111.4	99.9
Assets held for sale	106.7	—
Other assets	107.6	146.8
Deferred tax asset, net	10.9	38.4
Property and equipment, net	336.4	349.6
Intangible assets, net	1,268.6	1,287.7
Goodwill	6,898.6	7,048.2
Total assets	$18,763.5	$17,492.4

LIABILITIES
Accrued compensation and benefits	$565.5	$609.8
Accounts payable and accrued expenses	660.3	626.4
Liabilities of CIP:
Debt of CIP	4,003.1	3,899.4
Other liabilities of CIP	251.0	104.3
Policyholder payables	1,449.0	1,153.6
Unsettled fund payables	993.8	552.5
Long-term debt	1,387.6	1,186.0
Deferred tax liabilities, net	333.8	311.4
Total liabilities	9,644.1	8,443.4

EQUITY
Equity attributable to common shareholders:
Common shares	98.1	98.1
Additional paid-in-capital	6,080.1	6,141.0
Treasury shares	(1,363.5)	(1,382.9)
Retained earnings	3,175.0	2,801.3
Retained earnings appropriated for investors in CIP	106.3	128.8
Accumulated other comprehensive income, net of tax	434.8	530.5
Total equity attributable to common shareholders	8,530.8	8,316.8
Equity attributable to nonredeemable noncontrolling interests in consolidated entities	588.6	732.2
Total equity	9,119.4	9,049.0
Total liabilities and equity	$18,763.5	$17,492.4

Invesco Ltd.
Reconciliations of Condensed Consolidated Balance Sheet Information Excluding CIP to
U.S. GAAP Condensed Consolidated Balance Sheets (unaudited, in millions)

	September 30, 2013			December 31, 2012
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
ASSETS
Cash and cash equivalents	$1,174.5	$—	$1,174.5	$835.5	$—	$835.5
Unsettled fund receivables	1,003.1	—	1,003.1	550.1	—	550.1
Accounts receivable	480.3	(4.7)	475.6	453.8	(4.4)	449.4
Investments	782.8	(77.8)	705.0	677.3	(66.6)	610.7
Assets of CSIP	94.3	—	94.3	—	—	—
Assets of CIP:
Cash and cash equivalents of CIP	—	445.0	445.0	—	287.8	287.8
Accounts receivable of CIP	—	62.2	62.2	—	84.1	84.1
Investments of CIP	—	4,514.6	4,514.6	—	4,550.6	4,550.6
Assets held for policyholders	1,449.0	—	1,449.0	1,153.6	—	1,153.6
Prepaid assets	111.4	—	111.4	99.9	—	99.9
Assets held for sale	106.7	—	106.7	—	—	—
Other assets	107.6	—	107.6	146.8	—	146.8
Deferred tax asset, net	10.9	—	10.9	38.4	—	38.4
Property and equipment, net	336.4	—	336.4	349.6	—	349.6
Intangible assets, net	1,268.6	—	1,268.6	1,287.7	—	1,287.7
Goodwill	6,898.6	—	6,898.6	7,048.2	—	7,048.2
Total assets	$13,824.2	$4,939.3	$18,763.5	$12,640.9	$4,851.5	$17,492.4

LIABILITIES
Accrued compensation and benefits	$565.5	$—	$565.5	$609.8	$—	$609.8
Accounts payable and accrued expenses	660.3	—	660.3	635.3	(8.9)	626.4
Liabilities of CIP:
Debt of CIP	—	4,003.1	4,003.1	—	3,899.4	3,899.4
Other liabilities of CIP	—	251.0	251.0	—	104.3	104.3
Policyholder payables	1,449.0	—	1,449.0	1,153.6	—	1,153.6
Unsettled fund payables	993.8	—	993.8	552.5	—	552.5
Long-term debt	1,387.6	—	1,387.6	1,186.0	—	1,186.0
Deferred tax liabilities, net	333.8	—	333.8	311.4	—	311.4
Total liabilities	5,390.0	4,254.1	9,644.1	4,448.6	3,994.8	8,443.4

EQUITY
Equity attributable to common shareholders:
Common shares	98.1	—	98.1	98.1	—	98.1
Additional paid-in-capital	6,080.1	—	6,080.1	6,141.0	—	6,141.0
Treasury shares	(1,363.5)	—	(1,363.5)	(1,382.9)	—	(1,382.9)
Retained earnings	3,163.7	11.3	3,175.0	2,780.1	21.2	2,801.3
Retained earnings appropriated for investors in CIP	—	106.3	106.3	—	128.8	128.8
Accumulated other comprehensive income, net of tax	446.0	(11.2)	434.8	551.4	(20.9)	530.5
Total equity attributable to common shareholders	8,424.4	106.4	8,530.8	8,187.7	129.1	8,316.8
Equity attributable to nonredeemable noncontrolling interests in consolidated entities	9.8	578.8	588.6	4.6	727.6	732.2
Total equity	8,434.2	685.2	9,119.4	8,192.3	856.7	9,049.0
Total liabilities and equity	$13,824.2	$4,939.3	$18,763.5	$12,640.9	$4,851.5	$17,492.4

See pages 19 through 21 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Cash Flow Statement Information Excluding CIP
(a non-GAAP presentation, unaudited, in millions)

	Nine months ended September 30,
	2013	2012
Adjusted operating activities:
U.S. GAAP net income	$652.0	$459.3
Consolidated investment product (CIP) net loss	8.3	72.2
Net income adjusted to remove impact of CIP	660.3	531.5
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	66.0	72.5
Share-based compensation expense	103.0	102.9
(Gains)/losses on disposals of property and equipment, net	0.5	(0.5)
Purchase of trading investments	(10,952.4)	(7,573.2)
Sale of trading investments	10,954.7	7,564.6
Other gains and losses, net	(32.6)	(38.0)
Tax benefit from share-based compensation	62.8	47.7
Excess tax benefits from share-based compensation	(19.4)	(13.7)
Equity in earnings of unconsolidated affiliates	(28.7)	(21.7)
Dividends from unconsolidated affiliates	15.6	14.7
Changes in operating assets and liabilities:
Decrease/(increase) in receivables	(731.0)	128.1
(Decrease)/increase in payables	644.3	(209.4)
Adjusted net cash provided by/(used in) operating activities	743.1	605.5

Adjusted investing activities:
Purchase of property and equipment	(67.0)	(68.4)
Disposal of property and equipment	—	0.6
Purchase of available-for-sale investments	(91.8)	(84.9)
Sale of available-for-sale investments	71.9	46.3
Purchase of investments by CSIP	(51.4)	—
Sale of investments by CSIP	3.5	—
Purchase of other investments	(205.4)	(88.2)
Sale of other investments	74.3	63.4
Returns of capital and distributions from equity method investments	25.3	20.9
Acquisition earn out payments	(1.2)	(5.6)
Sale of management contracts	—	16.4
Adjusted net cash provided by/(used in) investing activities	(241.8)	(99.5)

Adjusted financing activities:
Proceeds from exercises of share options	13.0	17.2
Purchases of treasury shares	(120.5)	(190.0)
Dividends paid	(279.2)	(211.5)
Excess tax benefits from share-based compensation	19.4	13.7
Net borrowings/(repayments) under credit facility	201.5	215.5
Repayments of senior notes	—	(215.1)
Adjusted net cash provided by/(used in) financing activities	(165.8)	(370.2)

Increase /(decrease) in cash and cash equivalents	335.5	135.8
Foreign exchange movement on cash and cash equivalents	3.5	16.9
Cash and cash equivalents, beginning of period	835.5	727.4
Cash and cash equivalents, end of period	$1,174.5	$880.1

Invesco Ltd.
U.S. GAAP Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Nine months ended September 30,
	2013	2012
Operating activities:
Net income	$652.0	$459.3
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	66.0	72.5
Share-based compensation expense	103.0	102.9
(Gains)/losses on disposals of property and equipment, net	0.5	(0.5)
Purchase of trading investments	(10,952.4)	(7,573.2)
Sale of trading investments	10,954.7	7,564.6
Other gains and losses, net	(20.8)	(29.3)
Other (gains)/losses of CIP, net	(15.5)	69.9
Tax benefit from share-based compensation	62.8	47.7
Excess tax benefits from share-based compensation	(19.4)	(13.7)
Equity in earnings of unconsolidated affiliates	(25.3)	(21.8)
Dividends from unconsolidated affiliates	15.6	14.7
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CIP	(167.5)	(296.0)
(Increase)/decrease in receivables	(710.4)	151.9
Increase/(decrease) in payables	644.2	(231.3)
Net cash provided by/(used in) operating activities	587.5	317.7

Investing activities:
Purchase of property and equipment	(67.0)	(68.4)
Disposal of property and equipment	—	0.6
Purchase of available-for-sale investments	(30.0)	(73.9)
Sale of available-for-sale investments	23.3	32.9
Purchase of investments by CIP	(3,396.2)	(2,338.9)
Sale of investments by CIP	3,586.8	2,484.5
Purchase of investments by CSIP	(51.4)	—
Sale of investments by CSIP	3.5	—
Purchase of other investments	(205.2)	(87.7)
Sale of other investments	74.3	63.4
Returns of capital and distributions from equity method investments	25.3	12.2
Acquisition earn out payments	(1.2)	(5.6)
Sale of management contracts	—	16.4
Net cash provided by/(used in) investing activities	(37.8)	35.5

Financing activities:
Proceeds from exercises of share options	13.0	17.2
Purchases of treasury shares	(120.5)	(190.0)
Dividends paid	(279.2)	(211.5)
Excess tax benefits from share-based compensation	19.4	13.7
Capital invested into CIP	41.7	19.4
Capital distributed by CIP	(153.1)	(122.0)
Net borrowings/(repayments) of debt of CIP	63.0	255.4
Net borrowings/(repayments) under credit facility	201.5	215.5
Repayment of senior notes	—	(215.1)
Net cash provided by/(used in) financing activities	(214.2)	(217.4)

Increase/(decrease) in cash and cash equivalents	335.5	135.8
Foreign exchange movement on cash and cash equivalents	3.5	16.9
Cash and cash equivalents, beginning of period	835.5	727.4
Cash and cash equivalents, end of period	$1,174.5	$880.1

Invesco Ltd.
Reconciliations of Condensed Consolidated Cash Flow Information Excluding CIP to U.S. GAAP Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Nine months ended September 30, 2013			Nine months ended September 30, 2012
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
Operating activities:
Net income	$660.3	($8.3)	$652.0	$531.5	($72.2)	$459.3
Amortization and depreciation	66.0	—	66.0	72.5	—	72.5
Share-based compensation expense	103.0	—	103.0	102.9	—	102.9
(Gains)/losses on disposals of property and equipment, net	0.5	—	0.5	(0.5)	—	(0.5)
Purchase of trading investments	(10,952.4)	—	(10,952.4)	(7,573.2)	—	(7,573.2)
Sale of trading investments	10,954.7	—	10,954.7	7,564.6	—	7,564.6
Other gains and losses, net	(32.6)	11.8	(20.8)	(38.0)	8.7	(29.3)
Other (gains)/losses of CIP, net	—	(15.5)	(15.5)	—	69.9	69.9
Tax benefit from share-based compensation	62.8	—	62.8	47.7	—	47.7
Excess tax benefits from share-based compensation	(19.4)	—	(19.4)	(13.7)	—	(13.7)
Equity in earnings of unconsolidated affiliates	(28.7)	3.4	(25.3)	(21.7)	(0.1)	(21.8)
Dividends from unconsolidated affiliates	15.6	—	15.6	14.7	—	14.7
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CIP	—	(167.5)	(167.5)	—	(296.0)	(296.0)
(Increase)/decrease in receivables	(731.0)	20.6	(710.4)	128.1	23.8	151.9
Increase/(decrease) in payables	644.3	(0.1)	644.2	(209.4)	(21.9)	(231.3)
Net cash provided by/(used in) operating activities	743.1	(155.6)	587.5	605.5	(287.8)	317.7

Investing activities:
Purchase of property and equipment	(67.0)	—	(67.0)	(68.4)	—	(68.4)
Disposal of property and equipment	—	—	—	0.6	—	0.6
Purchase of available-for-sale investments	(91.8)	61.8	(30.0)	(84.9)	11.0	(73.9)
Sale of available-for-sale investments	71.9	(48.6)	23.3	46.3	(13.4)	32.9
Purchase of investments by CIP	—	(3,396.2)	(3,396.2)	—	(2,338.9)	(2,338.9)
Sale of investments by CIP	—	3,586.8	3,586.8	—	2,484.5	2,484.5
Purchase of investments by CSIP	(51.4)	—	(51.4)	—	—	—
Sale of investments by CSIP	3.5	—	3.5	—	—	—
Purchase of other investments	(205.4)	0.2	(205.2)	(88.2)	0.5	(87.7)
Sale of other investments	74.3	—	74.3	63.4	—	63.4
Returns of capital and distributions from equity method investments	25.3	—	25.3	20.9	(8.7)	12.2
Acquisition earn-out payments	(1.2)	—	(1.2)	(5.6)	—	(5.6)
Sale of management contracts	—	—	—	16.4	—	16.4
Net cash provided by/(used in) investing activities	(241.8)	204.0	(37.8)	(99.5)	135.0	35.5

Financing activities:
Proceeds from exercises of share options	13.0	—	13.0	17.2	—	17.2
Purchases of treasury shares	(120.5)	—	(120.5)	(190.0)	—	(190.0)
Dividends paid	(279.2)	—	(279.2)	(211.5)	—	(211.5)
Excess tax benefits from share-based compensation	19.4	—	19.4	13.7	—	13.7
Capital invested into CIP	—	41.7	41.7	—	19.4	19.4
Capital distributed by CIP	—	(153.1)	(153.1)	—	(122.0)	(122.0)
Net borrowings/(repayments) of debt of CIP	—	63.0	63.0	—	255.4	255.4
Net borrowings/(repayments) under credit facility	201.5	—	201.5	215.5	—	215.5
Repayments of senior notes	—	—	—	(215.1)	—	(215.1)
Net cash provided by/(used in) financing activities	(165.8)	(48.4)	(214.2)	(370.2)	152.8	(217.4)

Increase/(decrease) in cash and cash equivalents	335.5	—	335.5	135.8	—	135.8
Foreign exchange movement on cash and cash equivalents	3.5	—	3.5	16.9	—	16.9
Cash and cash equivalents, beginning of period	835.5	—	835.5	727.4	—	727.4
Cash and cash equivalents, end of period	$1,174.5	$—	$1,174.5	$880.1	$—	$880.1

See pages 19 through 21 for notes to the reconciliation.

Invesco Ltd.
Notes

Notes 1 through 8 relate to the income statement reconciliations presented on pages 10 through 12. Further explanations of the reasons the company considers it appropriate to present these adjustments in arriving at the non-GAAP measures can be found in the Form 10-K for the year ended December 31, 2012.

Note 9 relates to the balance sheet and cash flow statement reconciliations on pages 15 and 18, respectively.

Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

1.	Acquisition/disposition related adjustments

Acquisition/disposition related adjustments are comprised of amounts incurred by the company in connection with business combinations, including transaction and integration expenses, intangible asset amortization, gains and losses related to dispositions, and all related tax effects. In addition, the net (income)/loss from discontinued operations associated with the pending sale of the Atlantic Trust business has been excluded from the non-GAAP income statement information. Exclusion of this line item assists in evaluating the continuing business performance and comparability with our results period to period, and aids comparability with peer companies that may not have similar discontinued operations.

Adjustment amounts related to acquisition and disposition activities are as follows:

in millions	Q3-13	Q2-13	Q3-12
Transaction and integration	$—	$1.8	$3.0
Taxation on transaction and integration	—	(0.8)	(1.1)
Intangible amortization	3.8	3.8	4.3
Taxation on amortization	(0.4)	(0.4)	(0.4)
Deferred taxation	5.4	5.4	5.1
Gain on sale of CLO management contracts	—	—	(8.3)
Taxation on gain on sale of CLO management contracts	—	—	2.5
(Income)/loss from discontinued operations, net of taxes	1.4	4.6	(3.2)
	$10.2	$14.4	$1.9

2. Third-party distribution, service and advisory expenses

Third-party distribution, service and advisory expenses include renewal commissions, management fee rebates and distribution costs (12b-1 and marketing support) paid to brokers and independent financial advisors, which are all closely linked to the revenue earned by Invesco from AUM but vary extensively by geography due to differences in distribution channels. The non-GAAP presentation nets these costs against revenues to arrive at net revenues, which serves to reflect these costs as revenue sharing activities and to remove distortions caused by differing distribution channel fees.

3. Proportional share of net revenues and operating income from joint venture investments

The company has two joint ventures in China. Enhancing operations in China is one effort that the company believes could improve its competitive position over time. U.S. GAAP requires classification of the joint venture net income as equity in earnings of unconsolidated affiliates. The non-GAAP adjustment proportionately consolidates these joint ventures, serving to illustrate the contribution of these joint ventures to the operations of the business.

4.	Consolidated investment products (CIP)

Management and performance fees earned by the company, which were eliminated from operating revenues upon consolidation of the CIPs, were $12.0 million in the third quarter (second quarter 2013: $9.4 million; third quarter 2012: $11.5 million). Other revenues of $0.4 million were recorded by the CIPs in the second quarter. By deconsolidating these products in the non-GAAP information, the management and performance fees are added back while the other revenues are excluded. Similarly, the operating expenses of the CIPs and impact on interest income, interest expense, gains and losses, and noncontrolling interests are removed in reconciling from the U.S. GAAP income statement to the non-GAAP information. The consolidation of the investment products resulted in a decrease of $9.4 million in net income attributable to common shareholders in the third quarter U.S. GAAP earnings (second quarter 2013: $3.5 million decrease; third quarter 2012: $11.1 million decrease). The above adjustments remove this impact.

5.	Market appreciation / depreciation of deferred compensation awards

This adjustment relates to deferred cash compensation that is linked in value to investment products. The market appreciation of the compensation liability was $6.5 million in the third quarter (second quarter 2013: $3.0 million appreciation; third quarter 2012: $4.7 million appreciation) with an investment gain, inclusive of interest and dividend income, of $10.2 million in the third quarter (second quarter 2013: $1.6 million gain; third quarter 2012: $11.1 million gain) on the assets held to hedge economically the compensation liability. This change in compensation expense and the investment income are adjusted in arriving at the non-GAAP information and, net of the applicable tax credit of $1.2 million in the third quarter (second quarter 2013: $0.4 million charge; third quarter 2012: $1.9 million credit), result in a net income deduction of $2.5 million for the third quarter (second quarter 2013: $1.0 million addition; third quarter 2012: $4.5 million deduction).

6.	Other reconciling items

•
European infrastructure transformational initiative: The company has outsourced its European transfer agency and is making certain structural changes to product and distribution platforms. Expenses incurred related to the European infrastructure activities are excluded in arriving at the non-GAAP financial information. During the third quarter, this adjustment includes an increase of $0.3 million in compensation expenses (second quarter 2013: $0.9 million decrease; third quarter 2012: $1.3 million decrease); a decrease of $0.7 million in general and administrative costs, primarily related to professional contractor services and mutual fund costs (second quarter 2013: $1.2 million; third quarter 2012: $1.4 million); and a decrease of $0.1 million in property, office and technology costs (second quarter 2013: $1.1 million; third quarter 2012: $0.7 million). The company recorded an income tax charge of $0.1 million in the third quarter 2013 relating to the exclusion of these expenses from the non-GAAP financial information (second quarter 2013: $0.6 million charge; third quarter 2012: $0.7 million charge).

•
Included within other gains and losses, net for the third quarter is a loss of $1.1 million related to the mark-to-market of foreign exchange put option contracts intended to provide protection against the impact of a significant decline in the Pound Sterling/U.S. Dollar foreign exchange rate (second quarter 2013: $0.3 million; third quarter 2012; $1.2 million). These contracts provide coverage through to March 25, 2014. The adjustment from U.S. GAAP to non-GAAP earnings for the third quarter is a credit of $0.5 million (second quarter 2013: $0.6 million charge; third quarter 2012; $0.4 million credit) that removes the impact of market volatility; therefore, the company's non-GAAP results include only the amortization of the cost of the contracts during the contract period. The company recorded a tax charge of $0.1 million in the third quarter 2013 relating to this non-GAAP adjustment (second quarter: $0.1 million benefit; third quarter 2012; $0.1 million charge).
Due to the unique character and magnitude of these items, their impact has been excluded in calculating the non-GAAP financial measures.

7.	Definition of operating margin and adjusted operating margin

Operating margin is equal to operating income divided by operating revenues. Adjusted operating margin is equal to adjusted operating income divided by net revenues.

8.	Definition of adjusted diluted EPS

Adjusted diluted EPS is equal to adjusted net income attributable to common shareholders divided by the weighted average number of shares outstanding.

9.	Balance sheets and cash flow information excluding CIP

U.S. GAAP condensed consolidating balance sheets and condensed consolidated statements of cash flows reflect the consolidation of CIP. The majority of the company's CIP balances are CLO-related. The collateral assets of the CLOs are held solely to satisfy the obligations of the CLOs. The company has no right to the benefits from, nor does it bear the risks associated with, the collateral assets held by the CLOs, beyond the company's minimal direct investments in, and management fees generated from, CLOs. If the company were to liquidate, the collateral assets would not be available to the general creditors of the company, and as a result, the company does not consider them to be company assets. Additionally, the investors in the CLOs have no recourse to the general credit of the company for the notes issued by the CLOs. The company therefore does not consider this debt to be a company liability. Similarly, cash held by CIP is not available for general use by Invesco, nor is Invesco cash available for general use by its CIP.

By deconsolidating the CIP in the condensed consolidated balance sheet information excluding CIP, the assets, liabilities and equity of the CIP are removed and the company's equity interest in the investment products, accounted for as equity method and available-for-sale investments, are replaced. The company considers this a more representative presentation of the company's financial position, and calculations made therefrom, such as debt-to-equity ratios, are more meaningful excluding these balances.

The condensed consolidated cash flow information excluding CIP present the cash flows of the company separately and before consolidation of CIP, as the cash flows of CIP do not form part of the company's cash flow management processes, nor do they form part of the company's significant liquidity evaluations and decisions for the reasons noted.

Invesco Ltd.
Quarterly Assets Under Management(f)

(in billions)	Q3-13		Q2-13		% Change	Q3-12
Beginning Assets	$705.6		$707.7		(0.3)%	$627.6
Long-term inflows	41.8		44.4		(5.9)%	34.0
Long-term outflows	(36.8)		(43.0)		(14.4)%	(25.5)
Long-term net flows	5.0		1.4		N/A	8.5
Net flows in Invesco PowerShares QQQ fund	0.8		0.7		14.3%	0.6
Net flows in institutional money market funds	3.3		(0.7)		N/A	2.3
Total net flows	9.1		1.4		N/A	11.4
Market gains and losses/reinvestment	22.4		(1.3)		N/A	21.4
Acquisitions/dispositions, net	—		—		N/A	(1.7)
Foreign currency translation	8.4		(2.2)		N/A	4.3
Ending Assets	$745.5		$705.6		5.7%	$663.0

Average long-term AUM	$616.2		$609.1		1.2%	$545.6
Average short-term AUM (d)	113.2		110.7		2.3%	102.9
Average AUM	$729.4		$719.8		1.3%	$648.5
Gross revenue yield on AUM(a)	64.6	bps	63.4	bps		62.8	bps
Gross revenue yield on AUM before performance fees(a)	64.3	bps	63.1	bps		62.6	bps
Net revenue yield on AUM(b)	44.8	bps	43.9	bps		43.7	bps
Net revenue yield on AUM before performance fees(b)	44.3	bps	43.4	bps		43.5	bps

(in billions)	Total AUM	Active(e)	Passive(e)
June 30, 2013	$705.6	$581.9	$123.7
Long-term inflows	41.8	33.1	8.7
Long-term outflows	(36.8)	(28.3)	(8.5)
Long-term net flows	5.0	4.8	0.2
Net flows in Invesco PowerShares QQQ fund	0.8	—	0.8
Net flows in institutional money market funds	3.3	3.3	—
Total net flows	9.1	8.1	1.0
Market gains and losses/reinvestment	22.4	17.5	4.9
Foreign currency translation	8.4	8.4	—
September 30, 2013	$745.5	$615.9	$129.6

Average AUM	$729.4	$602.7	$126.7
Gross revenue yield on AUM(a)	64.6bps	75.8bps	11.8bps
Net revenue yield on AUM(b)	44.8bps	51.7bps	11.8bps

By channel: (in billions)	Total	Retail	Institutional
June 30, 2013	$705.6	$457.7	$247.9
Long-term inflows	41.8	35.5	6.3
Long-term outflows	(36.8)	(29.0)	(7.8)
Long-term net flows	5.0	6.5	(1.5)
Net flows in Invesco PowerShares QQQ fund	0.8	0.8	—
Net flows in institutional money market funds	3.3	—	3.3
Total net flows	9.1	7.3	1.8
Market gains and losses/reinvestment	22.4	19.6	2.8
Foreign currency translation	8.4	7.4	1.0
September 30, 2013	$745.5	$492.0	$253.5

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management(f) (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
June 30, 2013	$705.6	$321.4	$173.1	$49.7	$77.8	$83.6
Long-term inflows	41.8	22.8	8.4	3.7	1.0	5.9
Long-term outflows	(36.8)	(18.2)	(9.5)	(3.5)	(1.1)	(4.5)
Long-term net flows	5.0	4.6	(1.1)	0.2	(0.1)	1.4
Net flows in Invesco PowerShares QQQ fund	0.8	0.8	—	—	—	—
Net flows in institutional money market funds	3.3	—	—	—	3.3	—
Total net flows	9.1	5.4	(1.1)	0.2	3.2	1.4
Market gains and losses/reinvestment	22.4	20.7	(0.7)	2.3	0.2	(0.1)
Foreign currency translation	8.4	5.7	1.1	1.3	(0.1)	0.4
September 30, 2013	$745.5	$353.2	$172.4	$53.5	$81.1	$85.3

Average AUM	$729.4	$341.0	$171.6	$52.2	$80.4	$84.2

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
June 30, 2013	$705.6	$481.5	$24.8	$104.3	$46.4	$48.6
Long-term inflows	41.8	25.7	0.8	4.0	6.4	4.9
Long-term outflows	(36.8)	(23.7)	(1.0)	(4.3)	(4.2)	(3.6)
Long-term net flows	5.0	2.0	(0.2)	(0.3)	2.2	1.3
Net flows in Invesco PowerShares QQQ fund	0.8	0.8	—	—	—	—
Net flows in institutional money market funds	3.3	3.4	0.1	(0.2)	—	—
Total net flows	9.1	6.2	(0.1)	(0.5)	2.2	1.3
Market gains and losses/reinvestment	22.4	14.7	1.1	2.7	2.5	1.4
Foreign currency translation	8.4	0.1	0.6	6.6	0.5	0.6
September 30, 2013	$745.5	$502.5	$26.4	$113.1	$51.6	$51.9

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management(f)

(in billions)	September 30, 2013		September 30, 2012		% Change
Beginning Assets	$667.4		$607.3		9.9%
Long-term inflows	133.8		97.5		37.2%
Long-term outflows	(113.1)		(89.8)		25.9%
Long-term net flows	20.7		7.7		168.8%
Net flows in Invesco PowerShares QQQ fund	1.1		2.7		(59.3)%
Net flows in institutional money market funds	7.4		—		N/A
Total net flows	29.2		10.4		180.8%
Market gains and losses/reinvestment	51.6		43.1		19.7%
Acquisitions/dispositions, net	—		(1.7)		N/A
Foreign currency translation	(2.7)		3.9		N/A
Ending Assets	$745.5		$663.0		12.4%

Average long-term AUM	$603.7		$538.3		12.1%
Average short-term AUM (d)	109.9		102.1		7.6%
Average AUM	$713.6		$640.4		11.4%
Gross revenue yield on AUM(a)	64.2	bps	62.8	bps
Gross revenue yield on AUM before performance fees(a)	63.3	bps	62.0	bps
Net revenue yield on AUM(b)	44.7	bps	43.8	bps
Net revenue yield on AUM before performance fees(b)	43.7	bps	43.0	bps

(in billions)	Total AUM		Active(e)		Passive(e)
December 31, 2012	$667.4		$553.4		$114.0
Long-term inflows	133.8		99.8		34.0
Long-term outflows	(113.1)		(87.0)		(26.1)
Long-term net flows	20.7		12.8		7.9
Net flows in Invesco PowerShares QQQ fund	1.1		—		1.1
Net flows in institutional money market funds	7.4		7.4		—
Total net flows	29.2		20.2		9.0
Market gains and losses/reinvestment	51.6		44.3		7.3
Foreign currency translation	(2.7)		(2.0)		(0.7)
September 30, 2013	$745.5		$615.9		$129.6

Average AUM	$713.6		$589.4		$124.2
Gross revenue yield on AUM(a)	64.2	bps	75.4	bps	11.4	bps
Net revenue yield on AUM(b)	44.7	bps	51.8	bps	11.4	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2012	$667.4	$425.8	$241.6
Long-term inflows	133.8	109.4	24.4
Long-term outflows	(113.1)	(87.7)	(25.4)
Long-term net flows	20.7	21.7	(1.0)
Net flows in Invesco PowerShares QQQ fund	1.1	1.1	—
Net flows in institutional money market funds	7.4	—	7.4
Total net flows	29.2	22.8	6.4
Market gains and losses/reinvestment	51.6	44.1	7.5
Foreign currency translation	(2.7)	(0.7)	(2.0)
September 30, 2013	$745.5	$492.0	$253.5

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management(f) (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
December 31, 2012	$667.4	$295.6	$171.9	$43.6	$73.3	$83.0
Long-term inflows	133.8	62.3	32.1	16.3	2.9	20.2
Long-term outflows	(113.1)	(56.8)	(28.1)	(9.0)	(2.6)	(16.6)
Long-term net flows	20.7	5.5	4.0	7.3	0.3	3.6
Net flows in Invesco PowerShares QQQ fund	1.1	1.1	—	—	—	—
Net flows in institutional money market funds	7.4	—	—	—	7.4	—
Total net flows	29.2	6.6	4.0	7.3	7.7	3.6
Market gains and losses/reinvestment	51.6	52.3	(3.1)	2.7	0.2	(0.5)
Foreign currency translation	(2.7)	(1.3)	(0.4)	(0.1)	(0.1)	(0.8)
September 30, 2013	$745.5	$353.2	$172.4	$53.5	$81.1	$85.3

Average AUM	$713.6	$325.2	$174.3	$50.2	$79.5	$84.4

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2012	$667.4	$452.5	$25.2	$101.9	$38.8	$49.0
Long-term inflows	133.8	81.4	2.9	12.1	22.8	14.6
Long-term outflows	(113.1)	(69.7)	(3.6)	(13.6)	(13.1)	(13.1)
Long-term net flows	20.7	11.7	(0.7)	(1.5)	9.7	1.5
Net flows in Invesco PowerShares QQQ fund	1.1	1.1	—	—	—	—
Net flows in institutional money market funds	7.4	7.6	0.1	0.1	(0.1)	(0.3)
Total net flows	29.2	20.4	(0.6)	(1.4)	9.6	1.2
Market gains and losses/reinvestment	51.6	29.4	2.7	12.5	3.0	4.0
Foreign currency translation	(2.7)	0.2	(0.9)	0.1	0.2	(2.3)
September 30, 2013	$745.5	$502.5	$26.4	$113.1	$51.6	$51.9

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(e)

(in billions)	Q3-13		Q2-13		% Change	Q3-12
Beginning Assets	$123.7		$123.1		0.5%	$107.6
Long-term inflows	8.7		11.8		(26.3)%	8.8
Long-term outflows	(8.5)		(10.5)		(19.0)%	(3.6)
Long-term net flows	0.2		1.3		(84.6)%	5.2
Net flows in Invesco PowerShares QQQ fund	0.8		0.7		14.3%	0.6
Net flows in institutional money market funds	—		—		—%	—
Total net flows	1.0		2.0		(50.0)%	5.8
Market gains and losses/reinvestment	4.9		(1.0)		N/A	4.4
Foreign currency translation	—		(0.4)		N/A	0.1
Ending Assets	$129.6		$123.7		4.8%	$117.9

Average long-term AUM	89.6		92.0		(2.6)%	78.8
Average short-term AUM (d)	37.1		33.9		9.4%	34.8
Average AUM	$126.7		$125.9		0.6%	$113.6
Gross revenue yield on AUM(a)	11.8	bps	11.6	bps		9.5	bps
Gross revenue yield on AUM before performance fees(a)	11.8	bps	11.6	bps		9.5	bps
Net revenue yield on AUM(b)	11.8	bps	11.6	bps		9.5	bps
Net revenue yield on AUM before performance fees(b)	11.8	bps	11.6	bps		9.5	bps

By channel: (in billions)	Total	Retail	Institutional
June 30, 2013	$123.7	$100.0	$23.7
Long-term inflows	8.7	8.7	—
Long-term outflows	(8.5)	(6.0)	(2.5)
Long-term net flows	0.2	2.7	(2.5)
Net flows in Invesco PowerShares QQQ fund	0.8	0.8	—
Net flows in institutional money market funds	—	—	—
Total net flows	1.0	3.5	(2.5)
Market gains and losses/reinvestment	4.9	4.8	0.1
Foreign currency translation	—	—	—
September 30, 2013	$129.6	$108.3	$21.3

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
June 30, 2013	$123.7	$65.7	$42.5	$—	$—	$15.5
Long-term inflows	8.7	6.0	1.6	—	—	1.1
Long-term outflows	(8.5)	(3.6)	(3.9)	—	—	(1.0)
Long-term net flows	0.2	2.4	(2.3)	—	—	0.1
Net flows in Invesco PowerShares QQQ fund	0.8	0.8	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	1.0	3.2	(2.3)	—	—	0.1
Market gains and losses/reinvestment	4.9	5.2	(0.6)	—	—	0.3
Foreign currency translation	—	—	—	—	—	—
September 30, 2013	$129.6	$74.1	$39.6	$—	$—	$15.9

Average AUM	$126.7	$71.2	$40.2	$—	$—	$15.3

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
June 30, 2013	$123.7	$119.7	$0.1	$—	$1.3	$2.6
Long-term inflows	8.7	8.6	—	—	0.1	—
Long-term outflows	(8.5)	(8.4)	—	—	(0.1)	—
Long-term net flows	0.2	0.2	—	—	—	—
Net flows in Invesco PowerShares QQQ fund	0.8	0.8	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	1.0	1.0	—	—	—	—
Market gains and losses/reinvestment	4.9	4.7	—	—	0.1	0.1
Foreign currency translation	—	—	—	—	—	—
September 30, 2013	$129.6	$125.4	$0.1	$—	$1.4	$2.7

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive(e)

(in billions)	September 30, 2013		September 30, 2012		% Change
Beginning Assets	$114.0		$96.3		18.4%
Long-term inflows	34.0		23.0		47.8%
Long-term outflows	(26.1)		(13.7)		90.5%
Long-term net flows	7.9		9.3		(15.1)%
Net flows in Invesco PowerShares QQQ fund	1.1		2.7		(59.3)%
Net flows in institutional money market funds	—		—		—%
Total net flows	9.0		12.0		(25.0)%
Market gains and losses/reinvestment	7.3		9.6		(24.0)%
Foreign currency translation	(0.7)		—		N/A
Ending Assets	$129.6		$117.9		9.9%

Average long-term AUM	89.7		75.9		18.2%
Average short-term AUM (d)	34.5		33.3		3.6%
Average AUM	$124.2		$109.2		13.7%
Gross revenue yield on AUM(a)	11.4	bps	9.1	bps
Gross revenue yield on AUM before performance fees(a)	11.4	bps	9.1	bps
Net revenue yield on AUM(b)	11.4	bps	9.1	bps
Net revenue yield on AUM before performance fees(b)	11.4	bps	9.1	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2012	$114.0	$91.2	$22.8
Long-term inflows	34.0	29.1	4.9
Long-term outflows	(26.1)	(19.9)	(6.2)
Long-term net flows	7.9	9.2	(1.3)
Net flows in Invesco PowerShares QQQ fund	1.1	1.1	—
Net flows in institutional money market funds	—	—	—
Total net flows	9.0	10.3	(1.3)
Market gains and losses/reinvestment	7.3	6.8	0.5
Foreign currency translation	(0.7)	—	(0.7)
September 30, 2013	$129.6	$108.3	$21.3

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
December 31, 2012	$114.0	$55.5	$39.0	$—	$—	$19.5
Long-term inflows	34.0	19.1	11.3	—	—	3.6
Long-term outflows	(26.1)	(11.6)	(8.5)	—	—	(6.0)
Long-term net flows	7.9	7.5	2.8	—	—	(2.4)
Net flows in Invesco PowerShares QQQ fund	1.1	1.1	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	9.0	8.6	2.8	—	—	(2.4)
Market gains and losses/reinvestment	7.3	10.0	(2.2)	—	—	(0.5)
Foreign currency translation	(0.7)	—	—	—	—	(0.7)
September 30, 2013	$129.6	$74.1	$39.6	$—	$—	$15.9

Average AUM	$124.2	$65.5	$41.9	$—	$—	$16.8

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2012	$114.0	$107.8	$0.1	$—	$1.1	$5.0
Long-term inflows	34.0	33.4	—	—	0.5	0.1
Long-term outflows	(26.1)	(23.6)	—	—	(0.3)	(2.2)
Long-term net flows	7.9	9.8	—	—	0.2	(2.1)
Net flows in Invesco PowerShares QQQ fund	1.1	1.1	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	9.0	10.9	—	—	0.2	(2.1)
Market gains and losses/reinvestment	7.3	6.7	—	—	0.1	0.5
Foreign currency translation	(0.7)	—	—	—	—	(0.7)
September 30, 2013	$129.6	$125.4	$0.1	$—	$1.4	$2.7

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding China joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the third quarter for our JVs in China were $4.0 billion (second quarter 2013: $3.6 billion; third quarter 2012: $2.9 billion). For year to date AUM, our share of the average AUM in the nine months of 2013 for our JVs in China was $3.7 billion (nine months of 2012: $3.0 billion). It is appropriate to exclude the average AUM of our China JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM. The company evaluates net revenue yield instead. See the Reconciliations of U.S. GAAP to Non-GAAP information on pages 10 through 12 of this release for a reconciliation of operating revenues to net revenues.
(b)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 10 through 12 of this release for a reconciliation of operating revenues to net revenues.
(c)    The alternatives asset class includes absolute return, Asian direct real estate, commodities, currencies, European direct real estate, financial structures, Global REITS, private capital - direct, private capital - fund of funds, Risk Parity, U.S. direct real estate, and U.S. REITS.
(d)    Short-term ending AUM as of September 30, 2013 includes $76.8 billion in institutional money market AUM and $38.2 billion in PowerShares QQQ AUM. Ending retail money market AUM as of September 30, 2013, included in long-term AUM, were $4.3 billion.
(e)    Passive AUM includes ETFs, UITs, non-fee earning leverage, foreign exchange overlays and other passive mandates. Active AUM are total AUM less Passive AUM.
(f)    All AUM amounts quoted in the tables exclude the AUM of the discontinued operation, Atlantic Trust. As at September 30, 2013, the excluded Atlantic Trust total AUM were $22.8 billion ($21.7 billion at June 30, 2013; $20.3 billion at December 31, 2012; $20.0 billion at September 30, 2012; $19.0 billion at June 30, 2012; $18.0 billion at December 31, 2011).

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	73%	50%	29%	65%	49%	39%
	U.S. Growth	94%	28%	41%	87%	28%	87%
	U.S. Value	79%	79%	80%	77%	79%	80%
	Sector	76%	71%	94%	51%	23%	46%
	U.K.	98%	99%	98%	48%	98%	98%
	Canadian	100%	100%	100%	100%	76%	73%
	Asian	79%	68%	68%	57%	58%	67%
	Continental European	65%	100%	100%	87%	96%	93%
	Global	73%	91%	81%	73%	84%	64%
	Global Ex U.S. and Emerging Markets	20%	97%	97%	17%	94%	97%
Other
	Alternatives	58%	46%	50%	64%	59%	29%
	Balanced	42%	75%	98%	60%	99%	96%
Fixed Income
	Money Market	53%	59%	72%	98%	96%	97%
	U.S. Fixed Income	56%	70%	84%	67%	73%	88%
	Global Fixed Income	75%	81%	88%	82%	82%	74%
	Stable Value	100%	100%	100%	100%	100%	100%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 61%, 61%, and 57% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 72%, 71%, and 68% of total Invesco AUM, respectively, as of 9/30/2013. Peer group rankings are sourced from a widely-used third party ranking agency in each fund's market (Lipper, Morningstar, IMA, Russell, Mercer, eVestment Alliance, SITCA, Value Research) and are asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and preceding month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds, and CLOs. Atlantic Trust results excluded due to its upcoming disposition. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor's experience.